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                                                                  EXHIBIT (5)(d)

                           BANPONCE FINANCIAL CORP.
                              c/o CT Corporation
                              1209 Orange Street
                          Wilmington, Delaware 19801

                                              October 6, 1995




BanPonce Corporation,
   209 Munoz Rivera Avenue,
      Hato Rey, Puerto Rico 00918.

BanPonce Financial Corp.,
   521 Fellowship Road,
      Mt. Laurel, New Jersey 08054.

Ladies and Gentlemen:

                 In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $1,000,000,000 aggregate amount, or the equivalent thereof in other currencies or currency units, less an amount equal to the aggregate proceeds from the sale of securities other than the Securities (as defined below) registered under the Act under the Registration Statement on Form S-3 (No. 33-61601), of Medium-Term Notes, Series 2 (such series of securities being hereinafter referred to as the "Series" and any securities to be issued from time to time as part of such Series being hereinafter referred to individually as a "Security" and collectively as the "Securities") of BanPonce




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BanPonce Corporation                                                         -2-
BanPonce Financial Corp.


Financial Corp., a Delaware corporation (the "Company"), endorsed with guarantees (the "Guarantees") of BanPonce Corporation, a Puerto Rico corporation (the "Guarantor"), to be issued pursuant to the Indenture, dated as of October 1, 1991, as supplemented by the First Supplemental Indenture, dated as of February 28, 1995 (together, the "Indenture"), among the Company, the Guarantor and The First National Bank of Chicago (the "Trustee"), as successor trustee to Citibank, N.A., I, as Counsel to the Guarantor, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

                 Upon the basis of such examination, I advise you that, in my opinion:

                 (1) The Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Puerto Rico.

                 (2) The Series has been duly authorized and established in conformity with the Indenture and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly prepared,








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BanPonce Corporation                                                         -3-
BanPonce Financial Corp.



         executed, authenticated and issued in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and the Prospectus, dated September 27, 1995 (the "Prospectus"), as supplemented by the Prospectus Supplement thereto, dated October 6, 1995 (the "Prospectus Supplement"), such Security will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (3) The issuance of the Guarantees has been duly authorized, the Guarantees have been established in conformity with the Indenture and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly prepared, executed, authenticated and issued in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement, and the Guarantee endorsed on



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BanPonce Corporation                                                     -4-
BanPonce Financial Corp.



         such Security has been duly executed in accordance with the Indenture, such Guarantee will constitute a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency,fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 In connection with my opinion, I have assumed that at the time of the issuance, sale and delivery of each particular Security the authorization of the Series and the Guarantees endorsed on the Securities will not have been modified or rescinded and, with respect to each Security and the Guarantee endorsed thereon, that such Security and such Guarantee will conform to the draft forms of the Securities and Guarantees examined by me. I have also assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and the Guarantee endorsed thereon and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations under such





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BanPonce Corporation                                                       -5-
BanPonce Financial Corp.


Security and by the Guarantor of its obligations under such Guarantee will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or the Guarantor.

                 I note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit, or on related Guarantees, in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security, or on a related Guarantee, would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into




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BanPonce Corporation                                                       -6-
BanPonce Financial Corp.


United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                 The foregoing opinion is limited to the Federal laws of the United States, the laws of the Commonwealth of Puerto Rico, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New York law and the General Corporation Law of the State of Delaware, I have relied upon the opinion, dated October 6, 1995, of Sullivan & Cromwell, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell.

                 Also, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which I have not independently verified.

                 I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (No. 33-61601) and





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BanPonce Corporation                                                       -7-
BanPonce Financial Corp.


to the references to me under the heading "Validity of Offered Securities" in the Prospectus and the heading "Validity of the Notes and Guarantees" in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,



                                                 /s/ Brunilda Santos de Alvarez
                                                 ------------------------------
                                                 Brunilda Santos de Alvarez